Exhibit 5.1 - Attorney Opinion

                               Jeffrey A. Nichols
                                Attorney at Law

April 20, 2012

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE: Legal Opinion Pursuant to SEC Form S-1 Registration Statement - Essense Water, Inc. (the "Company"), a Nevada corporation

To Whom It Concerns:

I have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement Form S-1 and the Prospectus included therein (collectively the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to the
(i) registration and proposed sale of up to 8,000,000 shares of Common Stock, par value $0.0001 per share, which may be sold at a price of $0.025 per share, pursuant to a resolution of the Board of Directors dated April 2, 2012 authorizing such issuance, and (ii) the registration, offer, and sale of up to 1,260,000 shares of common stock, par value $0.0001 per share, of the Company, by certain selling stockholders of the Company (the "Stockholder Offering").

I was not engaged to prepare or review any portion of the Registration Statement. I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement.

In my capacity as special counsel to the Company, I have examined instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion, including, but not limited to, the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of Shares. Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments presented to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photostatic or faxed copies, the genuineness of all signatures, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

In conducting my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate, limited liability company, or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered. I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 75,000,000 shares of Common Stock, $0.0001 par value, and no shares of Preferred Stock.

3. The 12,000,000 shares of Common Stock, currently issued and outstanding, are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Nevada.

4. The 8,000,000 Shares that are being offered by the Company, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statement, such shares will be duly and validly issued, fully paid and non-assessable.

5. The 1,260,000 Shares that are being registered and offered for sale by certain selling stockholders of the Company are being sold by the listed stockholder(s), each of whom is now the sole legal, record, and beneficial owner of the Shares to be delivered by such selling stockholder and each of whom has full right, power, and authority to sell, assign, transfer and deliver the Shares.

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and I have assumed that at no future time would any such subsequent change of fact or law affect adversely my ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations, and qualifications as are contained herein.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference under the heading "Experts and Counsel" in the Prospectus. In giving this consent, I do not hereby admit that I am an "expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

/s/ Jeffrey A. Nichols
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Jeffrey A. Nichols
Attorney at Law

811 6th Avenue                                                415-314-9088
Lewiston, ID 83501